UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

May 13, 2004
(Date of earliest
event reported)

Commission File	Name of Registrant; State of Incorporation; Address of	IRS Employer
Number	Principal Executive Offices; and Telephone Number	Identification Number
1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation)
10 South Dearborn Street — 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-7398
1-1839	COMMONWEALTH EDISON COMPANY	36-0938600
(an Illinois corporation)
10 South Dearborn Street — 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-4321
1-1401	PECO ENERGY COMPANY	23-0970240
(a Pennsylvania corporation)
P.O. Box 8699
2301 Market Street
Philadelphia, Pennsylvania 19101-8699
(215) 841-4000
333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company)
300 Exelon Way
Kennett Square, Pennsylvania 19348
(610) 765-6900

Item 9. Regulation FD Disclosure
SIGNATURES
Exhibit 99

Item 9. Regulation FD Disclosure

On May 13, 2004, Exelon Corporation (Exelon) filed a Form 8-K containing as Exhibit 99 the slides and handouts to be used by Robert S. Shapard, Executive Vice President and CFO of Exelon, at the Goldman Sachs Fourth Annual Power and Utility Conference. Page 12 of the slides and handouts, entitled “Exelon 2004 Financial Scorecard,” has been amended via Exhibit 99 in this Form 8-K/A to present 2004 target/estimated divestitures/sales as $375 million rather than the $600 million presented in the previously filed Form 8-K.

This combined Form 8-K/A is being furnished separately by Exelon, Commonwealth Edison Company (ComEd), PECO Energy Company (PECO) and Exelon Generation Company, LLC (Generation) (Registrants). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants’ 2003 Annual Report on Form 10-K — ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation, (b) the Registrants’ 2003 Annual Report on Form 10-K — ITEM 8. Financial Statements and Supplementary Data: Exelon — Note 19, ComEd — Note 15, PECO — Note 14 and Generation — Note 13 and (c) other factors discussed in filings with the United States Securities and Exchange Commission (SEC) by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION COMMONWEALTH EDISON COMPANY PECO ENERGY COMPANY EXELON GENERATION COMPANY, LLC
/s/ Robert S. Shapard
Robert S. Shapard
Executive Vice President and Chief Financial Officer Exelon Corporation

May 13, 2004